Exhibit 99.1

NEWS

TEAM, INC.	For immediate release
13131 Dairy Ashford, Suite 600	Contact: Greg L. Boane (281) 388-5541
Sugar Land, TX 77478

TEAM, INC. Announces Offering of $175 Million in Convertible Senior Notes Due 2023

SUGAR LAND, TX, July 24, 2017 - Team, Inc. (NYSE: TISI) (“Team” or the “Company”) today announced that it intends to offer, subject to market and other conditions, $175 million principal amount of Convertible Senior Notes due 2023 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company expects to grant the initial purchasers for the offering an option to purchase up to an additional $26.25 million principal amount of Notes solely to cover over-allotments, if any.

The Notes will be senior unsecured obligations of the Company, expected to pay interest semiannually, and will be convertible into, subject to various conditions, cash, shares of the Company’s common stock, or a combination thereof, at the Company’s election.  The Company will have the option to redeem all or any portion of the Notes on or after August 5, 2021, if certain conditions (including the that Company’s common stock is at or above a specified level) are met, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to, but excluding the redemption date. The Notes are expected to mature on August 1, 2023, unless repurchased, redeemed or converted in accordance with their terms prior to such date. The interest rate, conversion rate and other financial terms of the Notes will be determined by negotiations between the Company and the initial purchasers.

The Company expects to use the net proceeds from the sale of the Notes to repay all outstanding borrowings under the term loan portion its banking credit facility and for general corporate purposes.

Neither the Notes nor any shares of the Company’s common stock issuable upon conversion of the Notes have been or are expected to be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offer, if at all, will be made only pursuant to Rule 144A under the Securities Act.

About Team, Inc.

Headquartered near Houston, Texas, Team, Inc. is a leading provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-temperature and high-pressure piping systems and vessels that are utilized extensively in the refining, petrochemical, power, pipeline and other heavy industries. Team offers these services across its 220 branch locations and more than 20 countries throughout the world.

Forward-Looking Statements

Certain forward-looking information contained herein is being provided in accordance with the provisions of the Private Securities Litigation Reform Act of 1995. We have made reasonable efforts to ensure that the information, assumptions and beliefs upon which this forward-looking information is based are current, reasonable and complete. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Such known factors are detailed in the Company’s Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, and in other reports filed by the Company with the Securities and Exchange Commission from time to time. Accordingly, there can be no assurance that the forward-looking information contained herein will occur or that objectives will be achieved. We assume no obligation to publicly update or revise any forward-looking statements made today or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.